EXHIBIT 10.2 *

AMENDMENT NUMBER 5
TO LICENSE AGREEMENT

This amendment dated as of January 1, 2007 (the “Fifth Amendment”) further amends the License Agreement dated December 9, 1996, as amended by Amendments Number 1 through 4 thereto (referred to herein as “the Agreement”) by and between Coach, Inc. (“Licensor”) and Movado Group, Inc. (“MGI”) and Swissam Products Limited (“SPL”) as licensees (collectively, “Licensee”).

WHEREAS, the parties desire to make certain additional changes to the Agreement as set forth below:

NOW THEREFORE in consideration of the mutual covenants and the premises set forth herein, the Agreement is hereby amended as follows:

1.  Licensor Channels. Section 1.2 shall be amended and restated as follows:

1.2 “Licensor Channels” shall mean retail outlets controlled by Licensor, including, without limitation, Licensor’s catalog, Licensor’s stand alone retail stores, Licensor’s factory outlet stores, Licensor Special Accounts (as hereinafter defined), Licensor’s Internet website or any similar electronic vehicle operated by or on behalf of Licensor, Licensor’s facilities for sales to employees of Licensor and its affiliates, and Licensor’s retail stores that are situated in department stores located outside the United States.

2.  Contract Year. Section 1.5 shall be amended and restated as follows:

1.5 “Contract Year” shall mean each twelve (12) month period commencing July 1 and ending June 30. Contract Years shall be identified by the year in which they end; for example, Contract Year 2008 shall refer to the period commencing July 1, 2007 and ending June 30, 2008. Notwithstanding the foregoing, Contract Year 2007 shall mean the six (6) month period ending June 30, 2007.

3.  Marketing Samples. The following language shall be added as Section 7.4 of the Agreement:

Prior to the launch of each Licensed Product, Licensee shall, at its expense, provide Licensor with at least one (1) fully functioning and at least five (5) non-functioning samples of such Licensed Product. In addition, as soon as practicable following such launch, Licensee shall, at its expense, provide Licensor with at least twenty five (25) fully functioning specimens of such Licensed Products, to be used by Licensor primarily as “celebrity dressing” samples.

* CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 2,3 AND 5 AND FROM SCHEDULE I AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("1934 ACT").

4.  Third-Party Manufacturers. The following language shall be added as Section 7.5 of the Agreement:

Licensee may employ third parties to manufacture Licensed Products, provided that Licensee shall retain full responsibility under this Agreement for all aspects of such manufacture; Licensee shall actively supervise the production of Licensed Products by such third parties and shall ensure that such third parties employ appropriate quality controls to comply with this Agreement. Licensee shall ensure compliance by such third parties with all relevant provisions of this Agreement (including, but not limited to, Section 20.7) and shall be liable hereunder for any breach of the terms of this Agreement by such parties, unless such breaches are remedied within thirty (30) days after Licensee’s receiving notice of such breach.

5.  Transfer Price to Licensor. The first sentence of Section 8.2 shall be amended and restated as follows:

All Licensed Products for retail sale in Licensor Channels shall be sold to Licensor at a price *
Licensed Products.

6.  Internet Sales. The following language shall be added as Section 8.10 of the Agreement:

8.10 Licensee acknowledges Licensor’s policy prohibiting Licensee or any of its customers from selling or distributing Licensor’s products via the Internet. Except as otherwise prohibited by applicable law, Licensee shall comply with such policy, advise its customers that they must comply with such policy, and, if directed by Licensor in writing, promptly cease taking additional orders for the Licensed Products with any customers who do not comply with such policy.

7.  Modification of Licensee Account Lists. The last sentence of Section 8.8 shall be amended and restated as follows:

Any such modifications shall be agreed to by the parties, in a writing signed by both parties from time to time.

8.  Sales Targets. The following minimums pertaining to Licensee’s sales of Licensed Products to Non-Licensor Channels replace those currently contained in Section 10.1 (as last restated in the Third Amendment to the Agreement):

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO
RULE 24b-2 OF THE 1934 ACT.

 *

The foregoing minimums are predicated on the assumption that the number of Non-Licensor channels shall not be significantly reduced.

9.  Royalties. The following sentence shall be added at the end of Section 11.1:

For Contract Years 2007 through 2015, the base royalty rate applied to Licensee’s sales * .

10.  Reporting Requirements. The following sentence shall be added at the end of Section 11.5:

In addition, Licensee shall provide Licensor with a monthly unaudited sales report and a monthly latest estimate (LE) report, each in the format provided in Schedule 1 to the Fifth Amendment to this Agreement.

In addition, the following language shall be added as paragraph (a) to Section 13.2 of the Agreement, with the existing language to follow as paragraph (b):

Licensee must submit to Licensor monthly reports, on or before the dates each month set forth in the calendar approved annually by Licensor and Licensee, containing royalty reports and estimated shipment volumes, as compared to the projections estimated in the Plan established for the Contract Year, and including comparisons of royalties and shipment volume information compared to the prior month. In addition to the above documents, Licensee will also provide Licensor with the following business reports on or before the end of the first week of each month: monthly performance information for * .

11.  Annual Operating Plan. The first sentence of Section 12.2 shall be amended and restated as follows:

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TO RULE 24b-2 OF THE 1934 ACT.

No later than the end of the first week in January (for high/medium/low estimates) and the first week in February (for all other information) in each Contract Year or by such date as may otherwise be agreed to by Licensee and by Licensor, Licensee shall prepare and present to Licensor for feedback and input an annual operating plan setting forth the information described below (the “Plan”).

In addition, the following language shall be added at the end of Section 12.2:

Licensor will provide templates that must be used by Licensee in the preparation of the Plan, which will among other things require Licensee to provide sales volume projections for the Licensed Products by design/style type, in units and dollars, estimating a “High”, “Medium” and “Low” volume of sales. Licensor’s templates for the Licensee Plan also may include, without limitation: (a) a description (including timing) of the types and numbers of designs/styles intended to be developed or manufactured (including any new products); (b) price marketing strategies, including wholesale and suggested retail pricing by design/style type and market; (c) assessment of customer base and customers; (d) distribution, including distribution outlets and breakdown by geographic area; (e) advertising and media plans, including the proposed schedule of any and all major advertising campaigns and the format for all advertising not already approved by Licensor, including breakdown by geographic area; (f) packaging, point of sale and trade exhibitions; (g) the results of market research relating to the Licensed Products and similar products, and market trends; (h) organizational structure; (i) competitive scenarios; (j) industry trends; and (k) any other information reasonably requested by Licensor.

12.  Licensee’s Staffing/Infrastructure. Section 12.3 shall be amended and restated as follows:

12.3 (a) At all times during the term hereof, Licensee shall employ a complete sales and planning team dedicated to the Licensed Products business. Such team shall include, among other functions, a Coach-only President or Senior Vice President, a Coach-only Marketing Director and, by no later than July 1, 2008, a Director for the Merchandise Coordinator team described in paragraph “b” below. Such executives shall be hired and employed by Licensee, subject to Licensor’s prior written approval which shall not be unreasonably withheld, conditioned or delayed. In connection with Licensee’s annual Plan submission to Licensor, Licensee shall also present Licensor with an organization chart for the Licensed Products business, including the names and titles of each executive or manager dedicated or substantially involved in the Licensed Products business.

(b) In addition, beginning in Contract Year 2008, Licensee shall cause its Merchandise Coordinator team of executives to clearly communicate Licensor’s brand standards to Licensee’s associates and train such associates to meet or exceed such brand standards. The executives on this team shall support and cover accounts generating at least 50% of the total point-of-sale volume generated through all worldwide Non-Licensor Channels.

13.  Required Advertising Expenditures. In Section 12.4, the following language shall be added to the table showing Licensee’s required annual advertising expenditures in connection with the Licensed Products:

For the twelve (12) month period
ended June 30, 2007 and for     *
Contract Years 2008 and beyond

In addition, Section 12.7 of the Agreement is hereby omitted.

14.  Trade Shows. The following language shall be added as Section 12.11 of the Agreement:

12.11 Licensor shall design a booth or similar display area for use at trade shows and similar exhibitions in which Licensee, in consultation with Licensor, decides to participate. Licensor will consult with Licensee in the design of each such booth or display area. Licensee shall construct and shall bear all reasonable costs to construct each such booth or display area in accordance with Licensor’s design, and Licensor shall reasonably cooperate with Licensee in connection therewith and furnish Licensee with all necessary information relating to such design. Licensor shall inspect and give its final approval to the finished area prior to Licensee using it at any exhibition; provided that such approval shall not be unreasonably withheld, conditioned or delayed.

15.  Agreement Term. Section 14.1 shall be amended and restated as follows:

14.1 This Agreement shall remain in full force and effect from the date this Agreement is entered into by the parties until June 30, 2015, unless earlier terminated as provided herein.

16.  Except as set forth in this Fifth Amendment, the Agreement shall remain in full force and effect.

17.  This Fifth Amendment may be signed by the parties duly executing counterpart originals.

* CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT
TO RULE 24b-2 OF THE 1934 ACT.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers and to become effective as of the date first above written.

COACH, INC.

By: /s/ K.L. Nedorostek
Name:
Title:

SWISSAM PRODUCTS LIMITED   MOVADO GROUP, INC.

By: /s/ Timothy F. Michno     By: /s/ Richard J. Coté
Name: Timothy F. Michno        Name: R J Coté
Title: Director                       Title: Exec. VP/ COO

SCHEDULE 1

Form of Monthly Report for Unaudited Sales and Latest Estimates

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